UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
 Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.     )

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BARNES & NOBLE EDUCATION, INC.
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On June 29, 2020, Barnes & Noble Education, Inc. issued the following press release.

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Barnes & Noble Education Issues Statement

Basking Ridge, NJ – June 29, 2020 – Barnes & Noble Education, Inc. (NYSE: BNED), a leading solutions provider for the education industry, today confirmed that it has received correspondence from Outerbridge Capital regarding its intent to nominate four director candidates to stand for election at BNED’s 2020 Annual Meeting of Stockholders.

The Company issued the following statement:

The BNED Board of Directors is committed to acting in the best interests of the Company and its stockholders. As part of that commitment, BNED strives to maintain open, constructive communications with its stockholders and as previously disclosed, has engaged in discussions with Outerbridge over the last several months. As recently as last Friday, the management team and Board had substantive engagement with Outerbridge, and we were surprised to receive its nomination correspondence given our continued dialogue.

The BNED Board is comprised of seven highly qualified directors, six of whom are independent and all of whom take their fiduciary duty to stockholders seriously and all of whom are well equipped to govern the Company with strict accountability. Together, the BNED directors possess significant expertise in areas relevant and important to the business, including education, finance, technology, governance and leadership.

Our Board and management team remain focused on BNED’s strategic transformation to create value for our stockholders and deliver on our mission of serving students and our campus partners. We continue to expand the digital offerings of our retail and wholesale segments and grow our direct-to-student DSS segment through significant investments in product development, content and strategic acquisitions. As part of our transformation, we have successfully implemented a new go-to-market strategy across both our retail and wholesale segments, focused on driving more positive renewal and new business outcomes. As we continue to improve our sales execution, we are focused on actively managing our expense and capital spending during our transformation to digital platforms and offerings.

As we work to adapt to the industry’s rapid evolution, we have moved beyond the proof of concept phase for each of our key strategic initiatives and are now focused on accelerating their execution. We are confident these initiatives will position BNED for growth and drive additional revenue and cash flow as we realize our vision of becoming a premier provider of both physical and digital educational services.

The Corporate Governance and Nominating Committee and the BNED Board will carefully review and consider Outerbridge’s director candidates, as well as the validity of the purported nomination notice delivered by Outerbridge. A formal recommendation regarding director nominees will be included in the Company’s proxy statement and other materials, to be filed with the U.S. Securities and Exchange Commission and mailed to all stockholders eligible to vote at the 2020 Annual Meeting.

Morgan Stanley is serving as financial advisor to BNED and Gibson, Dunn & Crutcher LLP is serving as legal advisor.

ABOUT BARNES & NOBLE EDUCATION, INC.
Barnes & Noble Education, Inc. (NYSE: BNED) is a leading solutions provider for the education industry, driving affordability, access and achievement at hundreds of academic institutions nationwide and ensuring millions of students are equipped for success in the classroom and beyond. Through its family of brands, BNED offers campus retail services and academic solutions, a digital direct-to-student learning ecosystem, wholesale capabilities and more. BNED is a company serving all who work to elevate their lives through education, supporting students, faculty and institutions as they make tomorrow a better, more inclusive and smarter world. For more information, visit www.bned.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to us and our business that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including, among others: general competitive conditions, including actions our competitors and content providers may take to grow their businesses; a decline in college enrollment or decreased funding available for students; decisions by colleges and universities to outsource their physical and/or online bookstore operations or change the operation of their bookstores; implementation of our digital strategy may not result in the expected growth in our digital sales and/or profitability; the risk that digital sales growth does not exceed the rate of investment spend; the performance of our online, digital and other initiatives, integration of and deployment of, additional products and services including new digital channels, and enhancements to higher education digital products, and the inability to achieve the expected cost savings; the risk of price reduction or change in format of course materials by publishers, which could negatively impact revenues and margin; the general economic environment and consumer spending patterns; decreased consumer demand for our products, low growth or declining sales; the strategic objectives, successful integration, anticipated synergies, and/or other expected potential benefits of various acquisitions may not be fully realized or may take longer than expected; the integration of the operations of various acquisitions into our own may also increase the risk of our internal controls being found ineffective; changes to purchase or rental terms, payment terms, return policies, the discount or margin on products or other terms with our suppliers; our ability to successfully implement our strategic initiatives including our ability to identify, compete for and execute upon additional acquisitions and strategic investments; risks associated with operation or performance of MBS Textbook Exchange, LLC’s point-of-sales systems that are sold to college bookstore customers; technological changes; risks associated with counterfeit and piracy of digital and print materials; our international operations could result in additional risks; our ability to attract and retain employees; risks associated with data privacy, information security and intellectual property; trends and challenges to our business and in the locations in which we have stores; non-renewal of managed bookstore, physical and/or online store contracts and higher-than-anticipated store closings; disruptions to our information technology systems, infrastructure and data due to computer malware, viruses, hacking and phishing attacks, resulting in harm to our business and results of operations; disruption of or interference with third party web service providers and our own proprietary technology; work stoppages or increases in labor costs; possible increases in shipping rates or interruptions in shipping service; product shortages, including decreases in the used textbook inventory supply associated with the implementation of publishers’ digital offerings and direct to student textbook consignment rental programs, as well as the risks associated with the impacts that public health crises may have on the ability of our suppliers to manufacture or source products, particularly from outside of the United States; changes in domestic and international laws or regulations, including U.S. tax reform, changes in tax rates, laws and regulations, as well as related guidance; enactment of laws or changes in enforcement practices which may restrict or prohibit our use of texts, emails, interest based online advertising, recurring billing or similar marketing and sales activities; the amount of our indebtedness and ability to comply with covenants applicable to any future debt financing; our ability to satisfy future capital and liquidity requirements; our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; adverse results from litigation, governmental investigations, tax-related proceedings, or audits; changes in accounting standards; and the other risks and uncertainties detailed in the section titled “Risk Factors” in Part I - Item 1A in our Annual Report on Form 10-K for the year ended April 27, 2019. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

Important Additional Information
Barnes & Noble Education, Inc. (“BNED”), its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with BNED’s 2020 Annual Meeting of Stockholders. BNED will file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from BNED’s stockholders. BNED'S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of BNED’s directors and executive officers and their respective interests in BNED by security holdings or otherwise is set forth in BNED’s proxy statement for the 2019 Annual Meeting of Stockholders, filed with the SEC on August 15, 2019. To the extent holdings of such participants in BNED’s securities have changed since the amounts described in the 2019 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

These documents, including any proxy statement (and amendments or supplements thereto) and other documents filed by BNED with the SEC, are available for no charge at the SEC’s website at http://www.sec.gov and at BNED’s investor relations website at https://investor.bned.com.

Media Contact:

Carolyn J. Brown
Senior Vice President
Corporate Communications and Public Affairs
Barnes & Noble Education, Inc.
(908) 991-2967
cbrown@bned.com

Joele Frank, Wilkinson Brimmer Katcher
Kelly Sullivan / Tanner Kaufman
(212) 355-4449

Investor Contact:

Andy Milevoj
Vice President
Corporate Finance and Investor Relations
Barnes & Noble Education, Inc.
(908) 991-2776
amilevoj@bned.com